Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the MTB Strategic Allocation Fund Prospectus (Class A, B and Institutional I shares), dated March 23, 2010, and the MTB Intermediate-Term Bond Fund, MTB Short Duration Government Bond Fund and MTB Short-Term Corporate Bond Fund Prospectus (Class C shares), dated March 23, 2010, and “Independent Registered Public Accounting Firm” in the MTB Strategic Allocation Fund Statement of Additional Information, dated March 23, 2010, and the MTB Intermediate-Term Bond Fund, MTB Short Duration Government Bond Fund and MTB Short-Term Corporate Bond Fund Statement of Additional Information (Class C shares), dated March 23, 2010, and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 81 to File No. 33-20673; Amendment No. 82 to File No. 811-5514) of MTB Group of Funds of our report dated June 25, 2009 with respect to the MTB Balanced Fund, MTB Intermediate-Term Bond Fund, MTB Short Duration Government Bond Fund and MTB Short-Term Corporate Bond Fund, included in the 2009 Annual Report to shareholders.

/S/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 16, 2010